SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant  ☒
Filed by a Party other than the Registrant  ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the   filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1.	Amount Previously Paid:

2.	Form, Schedule or Registration Statement No.:

3.	Filing Party:

4.	Date Filed:

GENERAL ENVIRONMENTAL MANAGEMENT, INC
3191 Temple Avenue, Suite #250
Pomona, CA 91768
909-444-9500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME	10:00 a.m. Pacific Standard Time on Friday, June 19, 2009

PLACE	General Environmental Management, Inc. 3191 Temple Avenue, Suite 250 Pomona, CA 91768

PURPOSE	(1) To elect three directors to the Board of Directors to serve a one year term.
(2) To ratify the appointment of Weinberg & Company, P.A. as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2009.
(3) To transact other business as may properly come before the meeting or any adjournments or postponements thereof.

RECORD DATE
You are entitled to vote if you were a stockholder at the close of business on April 13, 2009.  A list of stockholders will be available for inspection at the Company’s principal office in Pomona, CA for a period of ten (10) days prior to the Annual Meeting of Stockholders and will also be available for inspection at the meeting.

VOTING BY PROXY
In accordance with rules promulgated by the Securities and Exchange Commission, we have elected to use the Internet as our primary means of furnishing proxy materials to our stockholders. Accordingly, most stockholders will not receive paper copies of our proxy materials and we will mail a notice to these stockholders with instructions for accessing the proxy materials, including our Proxy Statement and Annual Report on Form 10-K, and for voting via the Internet. This notice also provides information on how stockholders may obtain paper copies of our proxy materials free of charge, if they so choose. The electronic delivery of our proxy materials will reduce our printing and mailing costs and the environmental impact of the proxy materials.  Your vote is important.  Whether or not you are able to attend the Annual Meeting of Stockholders in person, it is important that your shares be represented.  We have provided instructions on each of the alternative voting methods in the accompanying Proxy Statement.  Please vote as soon as possible.

Timothy J. Koziol
Chairman and Chief Executive Officer

Pomona, CA
May 7, 2009

All Stockholders are cordially invited to attend the Annual Meeting of Stockholders in person.  Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting of Stockholders and wish to revoke your proxy.

PLEASE NOTE, HOWEVER, THAT IF YOUR SHARES ARE HELD OF RECORD BY A BROKER, BANK OR OTHER NOMINEE AND YOU WISH TO VOTE AT THE ANNUAL MEETING OF STOCKHOLDERS, YOU WILL NOT BE PERMITTED TO VOTE IN PERSON AT THE MEETING UNLESS YOU FIRST OBTAIN A PROXY ISSUED IN YOUR NAME FROM THE RECORD HOLDER.

GENERAL ENVIRONMENTAL MANAGEMENT, INC.
FOR THE 2009 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 19, 2009

PROXY STATEMENT

The Board of Directors of General Environmental Management, Inc. (“Company”) is soliciting proxies to be voted at the Annual Meeting of Stockholders of the Company to be held on June 19, 2009, at 10:00 a.m. Pacific Standard Time, at the Company’s corporate office, 3191 Temple Avenue, Suite 250, Pomona, CA  91768, including any adjournments or postponements thereof (“Meeting” or “Annual Meeting”).  We intend to mail a Notice Regarding the Availability of Proxy Materials (sometimes referred to as the “Notice”) and to make this Proxy Statement available to our stockholders of record entitled to vote at the Annual Meeting, on or about May 7, 2009.

PROXY SOLICITATION AND VOTING INFORMATION

In accordance with the rules and regulations adopted by the Securities and Exchange Commission (“SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we will furnish proxy materials, including this Proxy Statement, the proxy card and the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 (“Annual Report”), to our stockholders by providing access to such documents on the Internet.  Stockholders will not receive printed copies of the proxy materials unless requested.  Instead, the Notice will instruct stockholders as to how they may access and review all of the proxy materials.  The Notice also instructs stockholders how to submit a proxy through the Internet.  If you would like to receive a paper copy or e-mail copy of your proxy materials, you should follow the instructions for requesting such materials included in the Notice.  We will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes and expect the cost to be approximately four thousand dollars. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur.

If you are a stockholder of record, you may vote in person at the Annual Meeting.  A ballot will be provided to you upon your arrival.  If you do not wish to vote in person or you will not be attending the Annual Meeting, you may vote by proxy.  You may vote by proxy over the Internet, by telephone or by mail.  The procedures for voting by proxy are as follows:

•	To vote by proxy on the Internet, go to www.colonialstock.com/GEM2009 to complete an electronic proxy card.

•	To vote by proxy by telephone, dial the toll free number listed on your proxy card using a touch-tone telephone and follow the recorded instructions.

•	To vote by proxy using the enclosed card (if you received a printed copy of these proxy materials by mail), complete, sign and date your proxy card and return it promptly in the envelope provided.

All shares represented by duly executed proxies in the accompanying form received prior to the Meeting will be voted in the manner specified therein.  Any stockholder granting a proxy may revoke it at any time before it is voted by filing with the Secretary of the Company either an instrument revoking the proxy or a duly executed proxy bearing a later date.  Any stockholder present at the Meeting who expresses a desire to vote shares in person may also revoke his or her proxy.  For any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR each of the nominees for director listed herein, FOR the ratification of the Company’s independent registered public accounting firm and, with respect to any other business that may properly come before the Meeting, at the discretion of the persons named in the proxy.

The Company is providing Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions.  If you vote by proxy on the Internet or by telephone, your vote must be received by 11:59 p.m. Pacific Standard Time on June 18, 2009, to be counted.

The Company’s Annual Report is being furnished with this Proxy Statement to stockholders of record as of April 13, 2009.  The Annual Report does not constitute a part of the proxy solicitation material except as otherwise provided by the rules of the SEC, or as expressly provided for herein.

OUTSTANDING SHARES AND VOTING RIGHTS

The Board of Directors of the Company fixed April 13, 2009 as the record date (“Record Date”) for the determination of stockholders entitled to notice of and to vote at the Meeting.  On the Record Date there were 12,691,894 shares of common stock issued, outstanding and entitled to vote.  The Company has no other voting securities outstanding.  Each stockholder of record is entitled to one vote per share held on all matters submitted to a vote of stockholders.

The holders of a majority of the outstanding shares of common stock on the Record Date entitled to vote at the Meeting in person or by proxy will constitute a quorum for the transaction of business at the Meeting.  In accordance with the Company’s Amended and Restated Bylaws, an affirmative vote of a majority of the votes cast is required for approval of all matters.  Abstentions and broker non-votes are not included in the determination of the number of votes cast at the Meeting.

CORPORATE GOVERNANCE

In accordance with the Nevada General Corporation Law and the Company’s Certificate of Incorporation and Amended and Restated Bylaws, the Company’s business, property and affairs are managed under the direction of the Board of Directors (“Board” or “Board of Directors”).  Although the Company’s non-employee director is not involved in day-to-day operations, he is kept informed of the Company’s business through written monthly financial and operations reports and other documents provided to him from time-to-time by the officers of the Company, as well as by operating, financial and other reports presented by the officers of the Company in preparation for, and at meetings of the Board of Directors and Committees of the Board of Directors.

The Board of Directors is ultimately responsible for the Company’s corporate governance and it is the responsibility of the Board of Directors to ensure that the Company complies with federal securities laws and regulations, including those promulgated under the Sarbanes-Oxley Act of 2002.

The Board of Directors has adopted a Code of Ethics for all employees of the Company which has been posted on the Company’s website at www.go-gem.com.  Please note that none of the information on the Company’s website is incorporated by reference in this Proxy Statement.  There have been no waivers to the Codes of Ethics since their adoption.

Independence.   Our board of directors has determined that James P. Stapleton is an "independent" director for the purposes of the applicable rules of the SEC.

Meetings of the Board of Directors.  During the year ended December 31, 2008, the Board of Directors held two special meetings and acted by unanimous written consent nine times.  Each of the directors attended all meetings of the Board of Directors and the total number of meetings held by the Committees on which he served.  Director attendance at the Annual Meeting of Stockholders is encouraged but not required.

SUBMISSION OF STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

In accordance with SEC rules and regulations, the Company must receive stockholder proposals submitted for inclusion in the Company’s proxy materials and for consideration at the 2010 Annual Meeting of Stockholders no later than February 12, 2010.  Any such proposals are requested to be submitted to Clyde E. Rhodes, Jr., Secretary, General Environmental Management, Inc., 3191 Temple Avenue, Suite 250, Pomona, CA  91768 and should comply with the SEC rules governing stockholder proposals submitted for inclusion in proxy materials.

Stockholders may also submit recommendations for nominees for director to Clyde E. Rhodes, Jr., Secretary, General Environmental Management, Inc., 3191 Temple Avenue, Suite 250, Pomona, CA  91768.  Recommendations are requested no later than February 12, 2010 for consideration by the Board of Directors for the 2010 Annual Meeting of Stockholders.  In considering any nominee proposed by a stockholder, the Board of Directors will apply the same criteria it uses in evaluating all director candidates.  Nominees should reflect the proper expertise, skills, attributes and personal and professional backgrounds for service as a director of the Company.

Other stockholder communications to the Board of Directors may be sent at any time to Clyde E. Rhodes, Jr., Secretary, General Environmental Management, Inc., 3191 Temple Avenue, Suite 250, Pomona, CA  91768.  Management intends to summarize and present such communications to the Board of Directors.

ELECTION OF DIRECTORS

PROPOSAL NO. 1

At the Annual Meeting, our shareholders will vote on the nomination of three directors to serve for the ensuing year and until their successors are elected. It is the intention of the persons named in the accompanying form of proxy to nominate as directors and, unless otherwise specified in a proxy by a shareholder, to vote such proxy for the election of the persons named below as nominees. In the event any of the nominees should become unable to serve as a director, proxies may be voted for another nominee recommended by the board.

Directors are elected by a plurality of all of the votes cast, in person or by proxy. This means that nominees receiving the highest number of votes at the Annual Meeting will be elected, even if these votes do not constitute a majority of the votes cast.

Nominees for Directors

Name	Age	Position With Company	Residence	Director Since
Timothy J. Koziol	55	Chief Executive Officer, Board Chairman and Director	La Verne, CA	2005
James P. Stapleton	46	Independent Director	Bellevue, WA	2005
Clyde E. Rhodes, Jr.	45	Chief Compliance Officer, Board Secretary and Director	Little Rock, AR	2005

Timothy J. Koziol.  Mr. Koziol joined GEM in January 2002 and now serves as the Chairman and Chief Executive Officer of the Company.  Mr. Koziol implemented accounting controls and systems to monitor the day-to-day financial position of GEM, changed operational policies to improve efficiencies, and implemented new sales and marketing programs to increase revenue. Prior to joining GEM, Mr. Koziol was a principal of Fortress Funding, Inc., an asset based lending company, where he was responsible for business development and underwriting.  Mr. Koziol was also a principal in Global Vantage, Ltd., an investment banking firm located in Newport Beach, CA.  Prior to his work in the financial services industry, Mr. Koziol managed a marketing consulting firm for national and regional clients.  He has a Bachelor of Arts from Wheaton College in Speech Communications and a Masters of Arts (Magma Cum Laude) from the Wheaton Graduate School in Mass Communications.

James P. Stapleton is currently a consultant and advisor to small publicly traded companies.  From May 2004 through July 2007 Mr. Stapleton was the Chief Financial Officer of Bionovo (NASDAQ BNVI) Mr. Stapleton served as GEM’s Chief Financial Officer from November 2003 through April 2004, and is no longer employed by GEM or the Company.  He serves on GEM’s Board of Directors.  From 1996 through 2002 Mr. Stapleton was employed in a variety of positions for Auxilio, Inc. (OTC BB AUXO), Prosoft Training (NASDAQ POSO), including Corporate Secretary, Vice President Investor relations, Chief Financial Officer, and other positions.  Mr. Stapleton was Chief Financial Officer of BioTek Solutions, Inc. from 1995 through February 1996.

Clyde E. Rhodes, Jr.  Mr. Rhodes serves as Chief Compliance Officer, Secretary and a Director of the Company.  Mr. Rhodes joined GEM’s predecessor, HazPak Environmental Services, Inc. (“HES”), in 2000.  Before joining HES, he was the Hazardous Waste Program Manager for the Metropolitan Water District of Southern California for more than nine years.  Mr. Rhodes has been in the environmental industry for more than 15 years developing environmental management programs, performing environmental audits and assisting public and private entities in meeting the myriad of state and federal environment control laws and regulations.  Mr. Rhodes is a founding member of the Joint Utilities Vendor Audit Consortium established by west coast utilities (Edison, LA Department of Water and Power, Southern California Gas, PG&E, Salt River Project, and the Arizona Public Service Utility) to audit hazardous waste facilities throughout the country.  Mr. Rhodes possesses a Bachelor of Science Degree in Chemical Engineering from Louisiana Tech University.  Mr. Rhodes has the certificate of Engineer-In-Training and received registration as a Registered Environmental Assessor in the State of California in 1994.

The Board of Directors unanimously recommends a vote FOR each of the listed nominees.

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

PROPOSAL NO. 2

The Audit Committee has selected Weinberg & Company, P.A. (“Weinberg”) as the Company’s independent registered public accountant for the 2009 fiscal year.  A Weinberg representative may be present at the Annual Meeting to answer questions and will have an opportunity to make a statement if he or she desires to do so.

While stockholder ratification of Weinberg as the Company’s independent registered public accountant is not required by the Company’s Articles, Bylaws or otherwise, the Board is submitting its selection of Weinberg for ratification as a matter of good corporate practice.  If the stockholders do not ratify the selection, the Board, in conjunction with its Audit Committee, will reconsider whether to retain Weinberg.  If the selection is ratified, the Board and the Audit Committee, in their discretion, may direct the appointment of a different independent accounting firm at any time if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Weinberg.  Abstentions and broker non-votes are counted towards a quorum, but are not counted for any purpose in determining whether this proposal has been ratified.

Audit and Other Fees

Set forth below is a summary of fees for professional services by Weinberg in fiscal 2008 and fiscal 2007.

Fees for Services Rendered	Fiscal Year 2008	Fiscal Year 2007
Audit fees	$152,490	$168,826
Audit-related fees	$40,042	$-
Tax fees	$-	$-
All other fees	$-	$-
Total	$192,532	$168,826

Audit Fees.  Audit fees primarily consist of professional services rendered for the audit of our annual financial statements and the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q.

Audit-Related Fees.  Audit-related fees principally include audits in connection with the acquisition completed during 2008.

The Board of Directors unanimously recommends a vote FOR ratification of the appointment of Weinberg as the Company’s independent registered public accounting firm.

AUDIT COMMITTEE REPORT

The information contained in this report shall not be deemed to be “soliciting material” or “filed” or incorporated by reference in future filings with the SEC or subject to the liabilities of Section 18 of the Exchange Act, except to the extent that the Company specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Exchange Act.

The Audit Committee (the "Committee") is composed of James P. Stapleton, who is considered an "independent" director for the purposes of the applicable rules of the SEC. The Board and the Committee believe that the Committee member is and was at the time of the actions described in this report an "independent" director, as independence is defined by SEC Rule 401(e). James Stapleton, is "independent" as that term is defined in the rules of the NASDAQ Capital Market.

The Committee has reviewed and discussed with management GEM's audited consolidated financial statements as of and for the year ended December 31, 2008, and has discussed with GEM's independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standards Board, and has discussed with the auditors the auditors' independence and considered whether the provision of non-audit services by the auditors is compatible with maintaining their independence.

Based on the foregoing reviews and discussions, the Committee recommended to the Board that the above referenced consolidated financial statements be included in GEM's Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

This report is respectfully submitted by the Audit Committee of the Board of Directors:

AUDIT COMMITTEE James P. Stapleton

EXECUTIVE COMPENSATION AND OTHER MATTERS

COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Objective

The objective of our executive compensation program is to attract and retain the best suited individuals with the knowledge and capability to run our business to achieve the performance expectations set by our shareholders. Our philosophy is to link each executive’s compensation to the success of the business, with a focus on growth and development of sustainable shareholder value. Our philosophy is also to keep the executive officer compensation program well-defined and easily understood.

SUMMARY COMPENSATION TABLE

The following table summarizes the compensation earned by or paid to our Chief Executive Officer and the other most highly compensated executive officers whose total salary and bonuses exceeded $100,000 for services rendered in all capacities during the fiscal year ended December 31, 2008. We refer to these individuals as our named executive officers.

The total compensation for the three fiscal years ended December 31, 2008 of Timothy J. Koziol, our Chief Executive Officer, Brett M. Clark, our Chief Financial Officer, and Clyde E. Rhodes, Jr., our Secretary is set forth below in the following Summary Compensation Table.

		Annual Compensation			Long-Term Awards		Compensation Payouts
Name & Principal Position	Year	Salary ($)(1)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s)	Securities Underlying Options/ SARs	Long Term Incentive Payouts	All Other Compensation ($)

Timothy J. Koziol	2008	303,308	25,000	-0-	-0-	-0-	-0-	-0-
Chief Executive Officer	2007	249,279	17,500	-0-	-0-	1,400,000(2)	-0-	82,810-
	2006	210,875	25,000	-0-	-0-	-0-	-0-	-0-

Brett M. Clark	2008	213,000	-0-	-0-	-0-	-0-	-0-	-0-
Chief Financial Officer	2007	210,000	25,000	-0-	-0-	1,100,000(3)	-0-	85,085
	2006	155,750	-0-	-0-	-0-	6,667(4)	-0-	-0-

Clyde E. Rhodes, Jr.	2008	126,000	-0-	-0-	-0-	-0-	-0-	-0-
Chief Compliance Officer	2007	128,596	-0-	-0-	-0-	350,000(5)	-0-	60,335
	2006	117,193	-0-	-0-	-0-	-0-	-0-	-0-

James P. Stapleton	2008	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Director	2007	-0-	-0-	-0-	-0-	35,000 (6)	-0-	-0-
	2006	-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
The compensation described in this table does not include medical, group life insurance or other benefits received by the named executive officers that are available generally to all of our salaried employees, and may not include certain perquisites and other personal benefits received by the named executive officers that do not exceed the lesser of $50,000 or ten percent (10%) of any such officer's salary and bonus disclosed in the table.

(2)	Includes 750,000 incentive options, exercisable at $1.19 per share, and 650,000 warrants, exercisable at $1.19 per share.
(3)	Includes 600,000 incentive stock options, exercisable at $1.19 per share, and 500,000 warrants, exercisable at $1.19 per share.
(4)	Includes 6,667 incentive stock options exercisable at $39 per share.
(5)	Includes 350,000 incentive stock options, exercisable at $1.19 per share.
(6)	Includes 35,000 warrants exercisable at $1.19 per share.

There were no option exercises by our executive officers during fiscal 2008.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The following table sets forth information for each Named Executive Officer with respect to (i) each option to purchase the Company’s common stock that had not been exercised and remained outstanding as of December 31, 2008, and (ii) each award of restricted stock that had not vested and remained outstanding as of December 31, 2008.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested[1] (#)	Market Value of Shares or Units of Stock That Have Not Vested[2] ($)
Timothy J. Koziol	6,667	-	30.00	2/11/2013	-	-
	515,625	234,375	1.19	3/31/2017	-	-
	12,498	12,502	1.70	12/31/2017	-	-
Brett M. Clark	5,667	1,000	39.00	7/1/2013	-	-
	412,500	187,500	1.19	3/31/2017	-	-
	37,498	37,502	1.70	12/31/2017
Clyde E. Rhodes, Jr.	240,625	109,375	1.19	3/31/2017	-	-
	37,498	37,502	1.70	12/31/2017	-	-

SECURITIES BENEFICIALLY OWNED BY MANAGEMENT AND PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of April 13, 2009 for:

•	each director, director nominee and named executive officer;

•	each person or entity who is known by us to own beneficially more than 5% of any class of outstanding voting securities; and

•	all of our executive officers and directors as a group.

The number of shares beneficially owned by each shareholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days after April 13, 2009 through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named shareholder is a direct or indirect beneficial owner. Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of common stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, the address of each director and executive officer listed below is General Environmental Management, Inc., 3191 W Temple Avenue, Suite 250, Pomona, CA  91768.

	No. of		% of Stock
	Shares		Outstanding
Name and Address	Owned		(1)
Kevin P. O’Connell(2)
660 Newport Center Drive, Suite 720
Newport Beach, CA 92660	2,141,455	(3)	16.87%

Timothy J. Koziol
3191 Temple Ave., Suite 250
Pomona CA 91768	1,198,125	(4)	8.63%

Clyde Rhodes
3191 Temple Ave., Suite 250
Pomona CA 91768	318,959	(5)	2.45%

James Stapleton
3191 Temple Ave., Suite 250
Pomona CA 91768	44,392	(6)	0.35%

Brett M. Clark
3191 Temple Ave., Suite 250
Pomona CA 91768	955,665	(7)	7.00%

Laurus Capital Management, LLC
825 Third Avenue, 14th Floor	1,099,994	(8)	7.98%
New York, NY 10022

CVC California LLC	5,166,667		40.71%
1 N Clemente # 300 West Palm Beach, FL 33401

Directors and Officers as a Group (4 persons)	2,517,141		16.59%

(1)	Based upon 12,691,894 shares outstanding.
(2)	Kevin P. O’Connell is the Managing Member of Billington Brown Acceptance, LLC, Revete MAK, LLC, Revete Capital Partners LLC, Lapis Solutions, LLC and General Pacific Partners, LLC.
(3)
Includes 1,140,525 warrants to purchase common stock at $0.60, 168,250 warrants to purchase common stock at $1.19, 26,250 warrants to purchase common stock at $1.05 and 9,180 warrants to purchase common stock at $30.00

(4)
Includes 515,625 options to purchase common stock at $1.19 per share, 12,498 options to purchase common stock at $1.70 per share and 6,667 options to purchase common stock at $30.00 per share. Includes 650,000 warrants to purchase common stock at $1.19

(5)	Includes 268,125 options to purchase common stock at $1.19 per share and 37,498 options to purchase common stock at $1.70 per share.
(6)	Includes 35,000 warrants to purchase common stock at $1.19 per share.
(7)
Includes 412,500 options to purchase common stock at $1.19 per share, 37,498 options to purchase common stock  at  $1.70 per share, and 5,667 options to purchase common stock at $39.00 per share. Includes 500,000 warrants to purchase common stock at $1.19

(8)
Laurus Capital Management, LLC, a Delaware limited liability company (“Laurus Capital”), serves as the investment manager of  Laurus Master Fund, LTD., Valens U.S. SPV I, LLC and Valens Offshore SPV I, LTD (together, the “Laurus Funds”) and possesses the sole power to vote and the sole power to direct the disposition of all securities of the Company held by the Laurus Funds, which, as of the date hereof, constitute an aggregate of 1,099,994 shares upon exercise of warrants.  Mr. Eugene Grin and Mr. David Grin, through  other entities, are the controlling principals of Laurus Capital. Laurus Capital, Mr. Eugene Grin and Mr. David Grin each disclaim beneficial ownership  of such shares, except to the extent of its of his pecuniary interest therein, if any.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than ten percent of the Company's Common Stock, to file initial reports of ownership and changes in ownership with the SEC. Based on a review of the copies of such forms furnished to the Company and written representations from the Company's executive officers and directors, to the knowledge of the Company, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with during 2008.

 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Procedures for Approval of Related Party Transactions

In May 2009 our Board of Directors adopted written related party transaction policies and procedures which require that all "interested transactions" with "related parties" (each as defined below) be subject to approval or ratification in accordance with the procedures set forth therein.

The Board of Directors reviews the material facts of all interested transactions and either approves or disapproves of the entry into the transaction. If advanced approval of an interested transaction is not feasible, the transaction is reviewed and, if the Board of Directors determines it to be appropriate, ratified at that boards next scheduled meeting. In determining whether to approve or ratify an interested transaction, the Board of Directors takes into account, among other appropriate factors, the extent of the related party’s interest in the transaction and whether the interested transaction is on terms no less favorable than terms generally available to unaffiliated third parties under similar circumstances. Directors may not participate in any discussion or approval of an interested transaction for which they are a related party.

An “interested transaction” is any transaction, arrangement or relationship, or series of similar transactions, arrangements or relationships, in which:

•	The aggregate amount involved will or may be expected to exceed $100,000 in any calendar year;

•	The Company is a participant; and

•	Any “related party” has or will have a direct or indirect interest (other than solely as a result of being a director or less than 10% beneficial owner of another entity).

A “related party” covered by the policy is any:

•
Person who was or is (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K or proxy statement) an executive officer, director or nominee for election as a director;

•	Greater than 5% beneficial owner of common stock; or

Transactions with Related Parties

Advances from Related Parties

During February and March 2008, General Pacific Partners made two unsecured advances to the Company totaling $472,500. The proceeds were used for working capital purposes. The rate of interest on the advances is 10% per annum. The funds were originally due six months from the date of issuance. On June 30, 2008 the maturity date was extended an additional six months to February 14, 2009 and March 19, 2009. As of December 31, 2008, $472,500 remained outstanding. In connection with the note extension the Company issued (i) 200,000 shares of its common stock valued at $220,000 and, (ii) a warrant to purchase up to 225,000 shares of its common stock at a price of $0.60 for a period of seven (7) years. The Company valued the warrants at $222,500 using a Black - Scholes option pricing model.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 75.88 % and an expected term for the warrants of 7 years.  The value of the common shares of $220,000 and value of the warrants of $222,500 has been reflected by the Company as a valuation discount at issuance and offset to the face amount of the Notes.  The Valuation discount is being amortized to interest expense over the life of the loan based upon the effective interest method. Finance costs for the year ending December 31, 2008 includes $333,176 for amortization of this discount, and the unamortized valuation discount was $109,324 at December 31, 2008.

During the year ended December 31, 2008, GPP provided services related to the financing completed with CVC California, LLC. Pursuant to these services the Company agreed to pay GPP $250,000 and issue to them a warrant to purchase up to 250,000 shares of the Company’s common stock at an exercise price of $.60 for a period of six years valued at $179,982 using the Black-Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 78.57% and an expected term for the warrants of 6 years. The value of the warrant and the cash paid has been reflected as part of deferred financing fees on the accompanying balance sheet at December 31, 2008.

Letter of Credit Services

On July 1, 2008 the Company entered into an agreement with GPP wherein GPP would provide letters of credit to support projects contracted to GEM. The fees under the agreement consisted of (i) a commitment fee of 2% of the value of the letter of credit, (ii) interest at a rate to be negotiated, and (iii) a seven year warrant to purchase shares of the Company’s common stock at $0.60 per share.

During the year ended December 31, 2008 the Company accrued $19,945 in fees and issued to GPP a warrant to purchase 64,500 shares of the Company’s common stock related to a letter of credit issued and released during the year. The Company valued the warrants at $57,405 using a Black - Scholes option pricing model and reflected such cost as a financing cost.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 87.87 % and an expected term for the warrants of 7 years.

Software Support

During the year ended December 31, 2008, the Company entered into a three year agreement with Lapis Solutions, LLC, (Lapis) a company managed by Kevin O’Connell, a prior member of the Board of Directors of the Company’s wholly owned subsidiary, General Environmental Management, Inc. of Delaware, wherein Lapis would provide support and development services for the Company’s proprietary software GEMWARE. Services costs related to the agreement total $10,800 per month. As of December 31, 2008, $92,555 of the fees had been prepaid to Lapis. As additional consideration for the support and development services agreement, the Company issued Lapis a seven year warrant to purchase 35,000 shares of the Company’s common stock at $1.05 per share. These warrants were valued at $29,050 using the Black - Scholes valuation model and such cost was recognized as an expense.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 87.87 % and an expected term for the warrants of 7 years.

Related Party Lease Agreement

During the third quarter ended September 30, 2007, the Company entered into a lease for $180,846 of equipment with current investors of the Company.  The lease transaction was organized by General Pacific Partners, a related party, with these investors.  The lease has been classified as a capital lease and included in property and equipment and requires payments of $4,000 per month beginning August 1, 2007 through 2012.  As an inducement to enter into the lease, the Company issued the leasing entity 100,000 two year warrants to purchase common stock at $1.20. These warrants were valued at $187,128 using the Black - Scholes valuation model and such cost will be amortized to expense over the life of the lease.  For the Black - Scholes calculation, the Company assumed no dividend yield, a risk free interest rate of 4.78%, expected volatility of 56.60 % and an expected term for the warrants of 2 years.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than ten percent of a registered class of the Company’s equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent stockholders are required by Securities and Exchange Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the year ended December 31, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with. All such Forms 4 have since been filed with the Securities and Exchange Commission.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports.  This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you request one in writing to the following address: Clyde E. Rhodes, Jr., Secretary, General Environmental Management, Inc., 3191 Temple Avenue, Suite 250, Pomona, CA  91768. If you want to receive separate copies of the annual report and proxy statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder.

WHERE YOU CAN FIND MORE INFORMATION

The Corporation files annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the SEC’s regional offices located at 233 Broadway, New York, New York 10279; 801 Brickell Ave., Suite 1800, Miami, Florida 33131; 175 W. Jackson Boulevard, Suite 900, Chicago, Illinois 60604; 1801 California Street, Suite 4800, Denver, Colorado 80202-2648 or 5670 Wilshire Boulevard, Suite 1100, Los Angeles, California 90036-3648. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov. The SEC allows the Corporation to “incorporate by reference” information into this Proxy Statement, which means that we can disclose important information by referring you to another document filed separately with the SEC. A copy of such report is enclosed with this Proxy Statement. All documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the annual meeting shall also be deemed to be incorporated by reference into this Proxy Statement.

You should rely only on the information contained in this Proxy Statement or other documents to which we refer to vote at the Annual Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in this Proxy Statement is accurate as of any date other than the date of the Annual Meeting, and the mailing of the Proxy Statement to stockholders shall not create any implication to the contrary.

By Order of the Board of Directors

_________________________
Clyde E. Rhodes Jr., Secretary
Dated: May 7, 2009